EXHIBIT 10.16

Note: Portions of this Exhibit are the subject of a Confidential Treatment Request by the registrant to the Securities and Exchange Commission. Such portions have been redacted and are marked with ***** in place of the redacted language.

EXCLUSIVE MARKETING AGREEMENT

THIS EXCLUSIVE MARKETING AGREEMENT ("Agreement") dated October 18, 2001 ("Effective Date"), is made and entered into by and between Align Technology, Inc., with principal offices at 851 Martin Ave., Santa Clara, California 95050 ("Align"), and Discus Dental Impressions, Inc., with principal offices at 8550 Higuera Street, Culver City, California 90232 ("Discus").

RECITALS

    Align is a corporation having its principal office and place of business at 851 Martin Ave., Santa Clara, California 95050. Align is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power to own property and carry on its business as contemplated by this Agreement.

    Align is engaged in the manufacture, marketing and sale of clear orthodontic appliances to Orthodontic Dentists throughout the world. Each set of appliances, commonly referred to as an Invisalign® System, is custom manufactured by Align to fit an individual patient.

    Discus is a corporation having its principal office and place of business at 8550 Higuera Street, Culver City, California 90232. Discus is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, with the corporate power to own property and carry on its business as contemplated by this Agreement.

    Discus is experienced in the direct marketing and distribution of professional dental products to dental professionals.

    Align is desirous of having Discus become the exclusive, except as to Align and IASG (as defined below), marketing and sales representative for the Invisalign® System to Non-Orthodontic Dentists (as defined below) throughout the Territory (as defined below). As such representative Discus will solicit orders and provide Training and Sales Support (as such terms are defined below) for the Invisalign® System from Customers. The Invisalign® System will be shipped directly to the Non-Orthodontic Dentists by Align. Billing and collection will be performed by Align and Discus shall receive the Discus Commission (as defined below).

    Align shall continue to market and sell the Invisalign® System to Orthodontic Dentists (as defined below) and, subject to the terms of Section II(D) hereof, IASG shall continue to market and sell the Invisalign® System to Non-Orthodontic Dentists within IASG's network.

    The purpose of this Agreement is to set forth the respective rights, duties, obligations, and responsibilities of Align and Discus with respect to the marketing of the Invisalign® System and the provision of Training and Sales Support by Discus to Non-Orthodontic Dentists throughout the Territory.

NOW THEREFORE, in consideration of recitals and the covenants and conditions contained in this Agreement, the parties mutually agree as follows:

  DEFINITIONS

  Terms used herein shall have the meanings associated with common usage or general acceptance, whether industry specific or as used in general business transactions; except that as used in this Agreement the following terms shall have the meanings specified:

    Affiliate - the term "Affiliate" as used in this Agreement shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

    Align Product Trademark - the term "Align Product Trademark" as used in this Agreement shall mean a United States or Canadian Trademark that identifies a Product.

    Align Site - the term "Align Site" as used in this Agreement shall mean Align's web site which is currently located at www.invisalign.com; or such successor web site(s) or URL as Align may designate.

    Case Accepted - the term "Case Accepted" as used in this Agreement shall mean acceptance by Align, which acceptance shall not be unreasonably withheld or delayed, of a purchase order from a Non-Orthodontic dentist for an Invisalign® System from within the Territory, regardless of whether the Invisalign® System is for single arch or a dual arch.

    Case Evaluation - the term "Case Evaluation" as used in this Agreement shall mean the review of the patient's initial tooth arrangement to determine whether the Invisalign® System is an appropriate treatment for the patient's malocclusion.

    Change of Control of Discus - the term "Change of Control of Discus" as used in this Agreement shall mean the occurrence of any of the following with respect to Discus at any time after the date hereof: (1) the sale or transfer (in any one or more of a series of related transactions) of all or substantially all of the assets of Discus or of more than fifty percent (50%) of the outstanding voting stock of Discus, other than an offering of voting stock of Discus to the public pursuant to the rules of the Securities Act of 1933, as amended, to: (a) any Person who sells products that directly compete with clear polymeric shell appliance systems used to reposition teeth, (b) any Person who manufactures products that directly compete with clear polymeric shell appliance systems used to reposition teeth, or (c) any Person who has a financial interest material to such Person described in the foregoing clauses (a) or (b) (collectively, "Prohibited Persons"); or (2) the merger of Discus with or into any Prohibited Person.

    Co-Branded Site - the term "Co-Branded Site" as used in this Agreement shall mean the portion of the Align Site which is established and co-branded by the parties in order to accept purchase orders for Products that are submitted by Customers.

    Customer - the term "Customer" as used in this Agreement shall mean a Non-Orthodontic Dentist within the Territory.

    Consumer Advertising - the term "Consumer Advertising" as used in this Agreement shall mean television, radio, print, outdoor, direct mail or other marketing or advertising used to create awareness in the general public of the availability of the Invisalign® System as a form of treatment for malocclusion.

    Dentist - the term "Dentist" as used in this Agreement shall mean either a Non-Orthodontic Dentist or an Orthodontic Dentist.

    Design Plan - the term "Design Plan" as used in this Agreement shall mean the set-up of a model of a patient's initial tooth arrangement in a three dimensional CAD program and the subsequent morphing (sometimes referred to as "staging") of the initial tooth arrangement by the CAD program to create each intermediate tooth arrangement for that patient.

    Discus Commission - the term "Discus Commission" as used in this Agreement shall mean a commission equal to ***** of all payments received by Align in accordance with this Agreement for Product Sales to Customers.

    Discus Products - the term "Discus Products" as used in this Agreement shall mean a product made or distributed by Discus, other than the Products, including, but not limited to, the Discus whitening gel and Splash Impression Material.

    Fabrication - the term "Fabrication" as used in this Agreement shall mean the creation of an Invisalign® System including aligners for each anticipated intermediate tooth arrangement created pursuant to the patient's Design Plan.

    Financing - the term "Financing" as used in this Agreement shall mean financing provided through a third party financial services company of the Non- Orthodontic Dentist's fee for the Invisalign® System.

    IASG - the term "IASG" shall mean Invisalign Administrative Services Group, Incorporated, a wholly-owned subsidiary of Align.

    Intellectual Property Rights - the term "Intellectual Property Rights" as used in this Agreement means the Patents, the Trademarks, and all inventions, copyrights, know-how, trade secrets and all other proprietary rights that relate to the design, manufacture, operation or service of a parties' products or services or with respect to which a party has been granted rights by a third party.

    ***** Confidential treatment requested for redacted portion.

    Invisalign® System - the term "Invisalign® System" as used in this Agreement shall mean a system for repositioning teeth, comprising a plurality of individual appliances, and all improvements thereto as Align makes such improvements generally available to its customers. Each appliance is configured to be placed successively on the patient's teeth so as to reposition incrementally the teeth from an initial tooth arrangement, through a plurality of intermediate tooth arrangements, to a final tooth arrangement. The Invisalign® System is covered by a series of Patents, properly assigned to Align in the United States Patent and Trademark Office, including but not limited to United States Patent Nos. 5,975,893, 6,183,248, 6,210,162, 6,217,325, 6,227,850 and 6,227,851.

    Leads - the term "Leads" as used in this Agreement shall mean a telephone call made by any interested consumer to Align's call center to gather information about the Invisalign System and seek referral to a Dentist who is certified to use the Invisalign System.

    Minimum Sales Quota - the term "Minimum Sales Quota" as used in this Agreement shall have the meaning set forth in Section VIII(D).

    Non-Orthodontic Dentist - the term "Non-Orthodontic Dentist" as used in this Agreement shall mean a dentist, other than an Orthodontic Dentist, who is licensed in the Territory.

    Non-Orthodontic Training Day - the term "Non-Orthodontic Training Day" shall mean a single full day of training provided by Discus to Customers in which all attending Customers become certified to use the Invisalign System.

    On-Going Design Management - the term "On-Going Design Management" as used in this Agreement shall mean helping Non-Orthodontic Dentists work through problems that arise in the treatment of malocclusion that may or may not result during treatment with the Invisalign® System. Such On-Going Design Management may include a Design Plan and the Fabrication and delivery of a new Invisalign® System for a particular patient.

    Orthodontic Dentist - the term "Orthodontic Dentist" as used in this Agreement shall mean a licensed practicing dentist, who has received a certificate in advanced graduate studies in orthodontics at an accredited dental institution.

    Patents - the term "Patents" as used in this Agreement shall mean any U.S. or foreign patents or any utility models that are in force and have not been declared wholly invalid by a court of competent jurisdiction.

    Patient Insurance Reimbursement - the term "Patient Insurance Reimbursement" as used in this Agreement shall mean the assignment of a procedure reimbursement code to allow patients to obtain reimbursement from dental insurance providers.

    Patient Prescription and Diagnosis Form- the term "Patient Prescription and Diagnosis Form" as used in this Agreement shall mean Align's standard form, or any modification thereof that Discus and Align may jointly agree upon, used to help qualify whether treatment of malocclusion with the Invisalign® System is appropriate for a particular patient.

    Person - the term "Person" as used in this Agreement shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

    Products - The term "Products" shall mean the products and services provided by Align to Dentists as listed on Exhibit A.

    Professional Liability Insurance Coverage - the term "Professional Liability Insurance Coverage" as used in this Agreement shall mean professional liability insurance which will cover incidents that may arise from treatment by a Non-Orthodontic Dentist through the use of the Invisalign® System, regardless of whether the particular Non-Orthodontic Dentist's primary professional liability policy excludes orthodontic treatment.

    Practice Based Marketing - the term "Practice Based Marketing" as used in this Agreement shall mean all marketing that may be used by Non-Orthodontic Dentists to create awareness among their existing patients, or in some cases potential patients, of the availability of the Invisalign® System as a form of treatment. Such Practice Based Marketing shall include but not be limited to counter cards, Invisalign® System product brochures, point of sale items within the dental office, direct mail, in-office Invisalign® System videos, and other advertising offered to Non-Orthodontic Dentists.

    Product Sales - the term "Product Sales" as used in this Agreement shall mean sales of Products to Customers.

    Sales Price - the term "Sales Price" as used in this Agreement shall mean the price for each Product set forth on Exhibit A.

    Sales Support - the term "Sales Support " as used in this Agreement shall include, without limitation, the following services: (1) training for Non-Orthodontic Dentists and their staffs on how to integrate the Invisalign System into their practice, (2) ongoing education regarding the ways in which Align processes cases and how Dentists can best and most effectively clinically treat a case, and (3) such other reasonable troubleshooting and sales support services as Align may reasonably request from time to time.

    Splash Impression Material - the term "Splash Impression Material" as used in this Agreement shall mean any hydrophilic vinyl polysiloxany impression material that Discus sells to Dentists under the Trademark "Splash" or any successor Trademark developed by Discus for the same products.

    Territory - the term "Territory" as used in this Agreement shall mean the United States and Canada.

    Trade Advertising - the term "Trade Advertising" as used in this Agreement shall mean all marketing and advertising to Customers.

    Trademark - the term "Trademark" as used in this Agreement shall mean a trademark, service mark, logotype or symbol which has achieved common law trademark status in any jurisdiction and which identifies the products or services of a party or a third party, as the case may be.

    Training - the term "Training" as used in this Agreement shall mean teaching the Non-Orthodontic Dentists and their staffs: (1) the features and benefits of the Invisalign® System, (2) how to market the Invisalign® System using the Practice Based Marketing in order to generate cases, (3) how to evaluate a patient to determine whether the Invisalign® System may be an appropriate form of treatment, (4) how to gather, prepare and submit adequate information about the patient such that Align can properly prepare a Design Plan for that patient, including but not limited to the proper technique for taking an impression of sufficient quality as to permit Case Evaluation and a Design Plan, (5) how to teach patients the appropriate way to use the Invisalign® System, (6) how to use equipment and software that may be required to treat patients using the Invisalign® System, and (7) all aspects of prescribing, using, and promotion of Products in the Territory.

  APPOINTMENT AND AUTHORITY

    Appointment. Subject to the terms and conditions set forth herein, Align does hereby appoint Discus as the exclusive, except as to Align and IASG as provided herein, marketing and sales representative to solicit orders for Products from Customers and to perform the other obligations specified in this Agreement. Discus hereby accepts such appointment.

    Restrictions. Discus shall not sell, offer to sell, or promote the Products outside the Territory, or to Orthodontic Dentists anywhere.

    Referrals. Discus shall forward to Align all inquiries relating to the Products that Discus receives from Orthodontic Dentists within the Territory and from all customers or potential customers outside the Territory.

    Exclusivity. In the event that Align receives requests for purchase of or information relating to the Products from Customers, Align shall forward such requests to Discus. Under no circumstances shall Align fabricate or accept orders for the Products (1) from Customers, (2) from IASG or a subagent of IASG for sales by IASG or any IASG subagent to Customers, or (3) from any Person, other than IASG, who Align knows intends to resell the Products to Customers, unless Align complies with Section III(F) below.

    Subagents of Discus. Discus may appoint subagents with Align's prior written consent, which consent shall not be unreasonably withheld or delayed. Regardless of the appointment of subagents, Discus shall remain responsible for the performance of all its obligations hereunder. Discus shall notify Align in advance of all proposed agreements with subagents and shall submit to Align for its review any and all agreements and other documents between or involving Discus and any proposed subagent with respect to the sale of Products. All subagents must agree to be bound by the provisions of this Agreement, as well as any further reasonable terms and conditions which Align may at its sole discretion reasonably choose to impose.

    Conflict of Interest. Discus warrants to Align that (1) neither Discus nor any Affiliate of Discus currently represents or promotes any lines or products that directly compete with clear polymeric shell appliance systems used to reposition teeth., and (2) during the term of this Agreement, neither Discus nor any Affiliate of Discus shall, without Align's prior written consent, distribute, sell, promote, or market within the Territory any lines or products that directly compete with clear polymeric shell appliance systems used to reposition teeth.

    Independent Contractors. The relationship of Align and Discus established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to give either party the power to direct and control the day-to-day activities of the other or allow one party to create or assume any obligation on behalf of the other for any purpose whatsoever, except for (1) the marketing of Products in accordance with the terms of this Agreement; (2) the solicitation and referral of orders from Non-Orthodontic Dentists to purchase Products from Align; and (3) the performance of other obligations specified in this Agreement. All financial obligations associated with Discus's business are the sole responsibility of Discus.

  TERMS OF SALES OF PRODUCTS BY DISCUS

    Purchase Orders. This Agreement contemplates that Customers shall submit purchase orders for Products (i) electronically using the Co-Branded Site, (ii) using written order forms, or (iii) otherwise. No Products shall be furnished to a Customer by virtue of this Agreement alone, but shall require that a Customer submit a purchase order through one of the enumerated methods. All such purchase orders are subject to Align's acceptance, which acceptance shall not be unreasonably withheld or delayed.

    Terms and Conditions. All purchase orders for Products submitted by Customers during the term of this Agreement shall be subject to the terms and conditions of this Agreement which shall supercede any terms or conditions contained in any communications between a Customer and Align or between Discus and Align, whether through the Co- Branded Site or otherwise.

    Orders Submitted through Co-Branded Site. The parties will use reasonable efforts to create a mechanism within the Co-Branded Site, for example a unique identifier number, to enable the tracking of sales of Products to Customers who have completed the Training provided by Discus.

    Sales Price Changes. The Sales Price for each Product may be changed by Align from time to time provided that (1) Align shall give Discus sixty (60) days prior notice before the change in Sales Prices becomes effective, and (2) the price of Invisalign Systems to Customers shall at all times be substantially the same as the prices charged by Align to Orthodontic Dentists.

    Billing, Collection and Payments. Align shall be responsible for billing and collection of the Sales Price from the Customers for orders placed and fulfilled under this Agreement. Within fifteen (15) days of the end of each calendar month, Align shall pay Discus the Discus Commission for all Product Sales that are shipped by Align to Customers in such month. Align shall include with the monthly remittance the gross detail of invoices being remitted against such that Discus can verify the accuracy of the remittance. Any amounts owed to Discus by Align which have been received by Align and have not been remitted to Discus as required herein shall be subject to a service charge at the lower of the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by law.

    Orders Accepted by Align or IASG. In the event that Align fabricates or accepts orders for the Products (1) from Customers, (2) from IASG or a subagent of IASG for sales by IASG or any subagent of IASG to Customers, or (3) from any Person, other than IASG, who Align knows intends to resell the Products to Customers, Align agrees to do the following: (a) within ten (10) days of fabrication or receipt of the order, notify Discus of receipt of the order by providing to Discus a copy of the invoice for the order, (b) pay to Discus the Discus Commission for such Product sale in accordance with subsection (E) above, and (c) credit the Sales Price of the Product sale toward Discus' Minimum Sales Quota for the relevant sales period and the bonus calculations set forth in Section IV(G) below.

    Bonus. If Discus exceeds the Minimum Sales Quota for a particular calendar year by an amount of Product Sales equal to ***** (a "Bonus Increment"), then Align shall pay to Discus, in addition to the normal Discus Commission the following bonus payments: ***** For example:

  (a) If the Product Sales in any calendar year exceed the Discus Minimum Sales Quota for such calendar year by an amount equal to *****;

  (b) If the Product Sales in any calendar year exceed the Minimum Sales Quota for such year by an amount equal to *****

  (c) If the Product Sales in any calendar year exceed the Minimum Sales Quota for such year by an amount equal to *****

  For the purpose of calculating these bonus payments in calendar year 2002, the three Minimum Sales Quotas that correspond with the three sales periods that fall within calendar year 2002 shall be added together and treated as a single Minimum Sales Quotas for calendar year 2002 and all sales attributable to meeting each of those Minimum Sales Quotas shall be added together to calculate whether Discus is entitled to a bonus under this Section III(G) for calendar year 2002.

  For the purpose of calculating these bonus payments in calendar year 2003, the two Minimum Sales Quotas that correspond with the two sales periods that fall within calendar year 2003 shall be added together and treated as a single Minimum Sales Quotas for calendar year 2003 and all sales attributable to meeting each of those two Minimum Sales Quotas shall be added together to calculate whether Discus is entitled to a bonus under this Section III(G) for calendar year 2003. Any bonus amount payable under this Section III(G) shall be paid by Align within ninety (90) days of the end of the calendar year to which it applies.

  DISCUS RESPONSIBILITIES

    Training and Sales Support by Discus. Discus shall, at its sole expense, provide initial and continuing Training of and Sales Support to Customers. The Training and Sales Support shall (1) be performed only by specially and properly trained personnel of Discus or agents of Discus, (2) be of the highest quality, and (3) be performed promptly. Discus shall at its sole expense develop and deliver to the Non-Orthodontic Dentists Practice Based Marketing materials and strategies. Align shall have the right to review and approve of all such materials, which approval shall not be unreasonably withheld or delayed. Discus hereby agrees that (a) it shall use best efforts to provide Training to (i) at least 3000 Customers between the Effective Date and March 31, 2002 and (ii) at least 5000 Customers in each of the first four (4) years following the date of this Agreement, and (b) subject to Section IV(B)(2) below, it shall conduct eight (8) Non-Orthodontic Training Days by December 31, 2001, and an additional twenty-four (24) Non-Orthodontic Training Days by March 31, 2002

    ***** Confidential treatment requested for redacted portion.

    Support of Discus by Align. Align shall provide reasonable sales and technical training, and technical support to Discus's personnel, with the frequency and content of the training to be determined by agreement between Discus and Align. Align and Discus shall each pay its own costs for travel, food, and lodging during the training period. In addition to sales and technical training, Align shall cooperate with Discus in establishing efficient promotional procedures and policies, as set forth in Section VI(E) below. Align shall promptly respond to Discus's reasonable technical questions relating to the Products. Align agrees that (1) it shall provide any and all reasonable assistance requested by Discus (a) for the training of Discus' staff, (b) for the training of Discus' trainers, (c) for the training of Discus' sales force, and (d) with respect to the performance of Discus' obligations under this Agreement, and (2) in consideration of the Discus Non-Orthodontic Training Day commitments set forth in Section IV(A)(b) above, Align shall (a) provide two (2) full days of training to Discus' sales force by December 31, 2001, (b) it shall ensure that one (1) Align sales representative and one (1) Orthodontist certified to use the Invisalign System attend each of the Non-Orthodontic Training Days referenced in Section IV(A)(b) above.

    Marketing and Promotion to Non-Orthodontic Dentists. Discus shall, at its sole expense, vigorously promote the sale of the Products to Customers, beginning as soon as feasible after the date of this Agreement, using generally the same channels and methods, exercising the same diligence, and adhering to the same standards that it employs with respect to other products sold by Discus. Discus shall advertise the Products in trade publications within the Territory, participate in appropriate trade shows, and directly solicit orders from Customers for the Products. Discus shall place twenty-four (24) or more national trade magazine advertisements per calendar year and exhibit Products at every non-orthodontic dental trade show in the Territory with two thousand (2000) or more Non-Orthodontic Dentists in attendance. Discus shall use reasonable efforts to keep Align apprised of Discus' plans and efforts with respect to such promotions, and Align may comment to Discus with respect to such promotions. Discus, however, shall have complete discretion with respect to all decisions.

    Training Fees. For Training provided by Discus, Discus may charge each Customer a fee. Discus shall submit to Align for approval, which approval shall not be unreasonably withheld or delayed, the amount of the fee that each Customer shall be charged for the Training. The fee shall be no less than ***** per Non-Orthodontic Dentist. The fee for the Training shall be paid directly to Align by the Non-Orthodontic Dentist. Within ten (10) days of the end of any month in which Align receives fees from Non-Orthodontic Dentists to whom Discus provided Training, Align shall pay Discus a fee per Non-Orthodontic Dentist equal *****, plus *****.

    Customer Service. Discus shall, at Discus's sole expense, provide any and all support for Customers and/or their staffs with regard to billing and payment collection.

    Compliance with Laws and Good Commercial Practices. Discus shall use its best efforts to promote and sell the Products for use only by qualified Customers in compliance with local laws and regulations and good commercial practice and for uses and applications reasonably approved by Align for the Products. Discus and its employees and agents shall not promote the Products for any indications or applications, as the case may be, not approved for such Products by applicable regulatory authorities.

    ***** Confidential treatment requested for redacted portion.

    Customer Relationships and Reporting. Discus shall, at Discus's sole expense and consistent with the sales policies of Align and with good business practice: (1) place the Products in Discus's literature as soon as possible; (2) provide adequate contact with existing and potential customers within the Territory on a regular basis; and (3) assist Align in assessing customer requirements for the Products, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features. Discus shall provide Align as reasonably requested by Align no more frequently than on a quarterly basis: market research information, as reasonably requested by Align for purposes of Align's market research, regarding competition and changes in the market within the Territory. In particular, market research information will include information on the practice types of the Non- Orthodontic Dentists who purchase Products, and Product adoption rates of Non-Orthodontic Dentists.

    Patient Contact. Discus acknowledges and agrees that it shall not be permitted to contact or in any way communicate directly with patients in connection with its Training, Sales Support, marketing, promotion or customer support activities or for any other reason under this Agreement.

    Recordkeeping. Align reserves the right to authorize a representative of Align, at Align's expense, to audit Discus's records relating to orders for and sales of the Products, the Training, the Sales Support, the Minimum Sales Quotas and any other matters necessary to confirm compliance with this Agreement in the Territory. Upon prior written notice, Discus shall provide reasonable access to such records during normal business hours at Discus's business locations. Discus shall maintain all such records at Discus's location for the greater of two (2) years after termination of this Agreement or as long as required by regulatory requirements in the Territory. Discus shall promptly provide to Align all information and documents received or prepared by Discus relating to the Products. Discus reserves the right to authorize a representative of Discus, at Discus's expense, to audit Align's records relating to orders for and sales of the Products, the Training, the Minimum Sales Quotas case start kits and any other matters necessary to confirm compliance with this Agreement. Upon prior written notice, Align shall provide reasonable access to such records during normal business hours at Align's business locations. Align shall maintain all such records at Align's location for the greater of two (2) years after termination of this Agreement or as long as required by regulatory requirements in the Territory. Align shall promptly provide to Discus all information and documents received or prepared by Align relating to the sale of Products to Customers.

    Limitation on Discus's Rights to the Products. Discus shall have no right to copy, modify, manufacture or remanufacture any Product or part thereof and no license under any of Align's Intellectual Property Rights is granted to Discus hereunder, except for the use of the Align Product Trademarks as expressly provided in Section X(F) below. Discus shall not make any changes, alterations, modifications or additions to the Products without prior written approval of Align.

  ALIGN'S RESPONSIBILITIES

    Supply of Information on Current and Future Distribution. In order to develop a coherent and strategic marketing and distribution plan for the Invisalign® System, Align shall provide to Discus a complete and detailed description of each and every current marketing, distribution and/or sales plan currently being implemented or planned for implementation with regard to the Invisalign® System, including but not limited to the creative project cooperatives and Align's distribution to Orthodontic Dentists, except that Align shall not be obligated to disclose any information which is subject to a confidentiality commitment of Align or which disclosure would violate privacy rights of individual patients.

    Supply of Invisalign® System Training Information. To assist Discus in providing Training, Align shall provide to Discus, free of charge, any and all training materials that Align has developed or may develop in the future with regard to the Invisalign® System for use by Discus in its Training, which materials Discus may modify as it deems necessary. All modifications shall be submitted to Align for prior approval, which approval shall not be unreasonably withheld or delayed.

    Supply of Invisalign® System Information. To assist Discus in the marketing of its Training to Customers and in the marketing of the Invisalign® System to Customers, patients and potential patients, Align shall provide to Discus, free of charge, any and all marketing materials that Align has developed or may develop in the future with regard to the Invisalign® System, which materials Discus may modify as it deems necessary. All modifications shall be submitted to Align for approval, which approval shall not be unreasonably withheld or delayed.

    Case Evaluation. Align shall perform for the Customers, a Case Evaluation from a suitable impression (and, if available, periapical radiographs of the patient's teeth) to determine whether the Invisalign® System is an appropriate method for correcting malocclusion. Align shall use reasonable efforts to provide the conclusions of such evaluation to the originating Customer and Discus within two (2) business days of delivery of the impression to Align.

    Discounts. Through the end of calendar year 2002, the parties agree that Discus shall have the right to offer first time users a Five Hundred Dollar ($500.00) discount off the Sales Price set forth on Exhibit A for that first time user's first Case Accepted. Discus agrees that the $500 first time user discount must be redeemed with respect to a Case Accepted within the thirty (30) days immediately following the training provided by Discus. Through the end of the first full calendar year of this Agreement, Align agrees that it shall credit any discounts or rebates, including but not limited to the $500 first time user discount, toward the Minimum Sales Quotas for sales periods during that calendar year.

    Customer Service. Align shall provide technical support for the Customers and/or their staffs with regard to Case Evaluation and On-Going Design Management.

    Clinical Evaluations for the Invisalign® System. Align shall provide to Discus as they become available clinical evaluation results for the Invisalign® System, which clinical evaluation results demonstrate its efficacy at treating Class I, Class II and Class III malocclusions (inclusive of subdivisions and extraction cases).

    Fabrication of the Invisalign® System. Align shall use reasonable efforts to provide, in appropriate cases and for those Customers who request the service, ClinCheck for review by the Customer within seven (7) business days after acceptance. Align shall use reasonable efforts to provide any changes or modifications to the ClinCheck treatment plan requested by the Customer within a reasonable amount of time. After ClinCheck has been approved by the Customer, Align shall use reasonable efforts to manufacture the Invisalign System and ship the Invisalign System to the Customer within seventeen (17) business days.

    Case-Start Kits. Align shall provide to Discus as many case-start kits as Discus may need for the solicitation of purchase orders for Products from Customers which case-start kits Discus shall deliver to the Customers. Upon identification of an Invisalign® System candidate, the Customers and/or staffs shall complete the information in the case-start kit and return the information to Align for Case Evaluation. Align shall advise Discus of the arrival of a case-start kit as quickly as is reasonable under the circumstances.

    Consumer Advertising. Each year Align and Discus shall jointly develop Consumer Advertising. Align, with the assistance of Discus, shall develop and draft a comprehensive Consumer Advertising plan not later than 60 days prior to the commencement of the calendar year. At its sole expense and consistent with the Consumer Advertising plan, Align shall itself or with the assistance of one or more third party(ies): (1) develop the Consumer Advertising pieces stated in the Consumer Advertising plan and (2) purchase the required media time and space for the Consumer Advertising stated in the Consumer Advertising plan. Each Consumer Advertising piece shall be shared with Discus and Discus shall provide comments to Align prior to use by Align. In support of Consumer Advertising, Align shall spend, at a minimum, the following amounts on Consumer Advertising provided that Discus has not given notice of termination of this Agreement:

      From the Effective Date through the end of calendar year 2002*****.

      For the calendar year 2003, *****.

      For the calendar year 2004, *****.

      For the calendar year 2005, *****.

      For the calendar year 2006, *****.

    Should this Agreement be renewed for the additional five-year period pursuant to Section VIII(B), the Consumer Advertising to Non-Orthodontic Dentists will be specified in the renewal agreement.

    Without limiting the generality of the foregoing, Align specifically agrees that for no calendar year during the term of this Agreement or any renewal thereof, shall the Consumer Advertising spent by Align be less than ***** of the Minimum Sales Quota for such calendar year.

    Allocation of Leads. Align shall allocate Leads generated by Consumer Advertising between Dentists who are certified to use the Invisalign System as follows:

    (1) Dentists shall be assigned to one of three (3) tiers of preference for receiving Leads depending on factors ("Tiering Criteria") which include, without limitation: (a) the productivity of a Dentist (measured by the number of cases submitted on a monthly basis), and (b) a Dentist's proximity to a caller. Where possible, preference will be given by Align in assigning Leads to Dentists in higher tiers and no preference will be given to Orthodontic Dentists over Non-Orthodontic Dentists.

    ***** Confidential treatment requested for redacted portion.

    (2) Non-Orthodontic Dentists who have completed Training and been certified to use the Invisalign System but who have not yet submitted cases, will be placed in the top tier for a sixty (60) day trial period during which they will have the opportunity to demonstrate that they have the ability to perform in accordance with the then-applicable Tiering Criteria for the top tier. At the expiration of such sixty (60) day trial period one of the following things will happen: (a) if the Non-Orthodontic Dentist has performed in accordance with such Tiering Criteria, then he or she will remain in such tier, (b) if the Non-Orthodontic Dentist has failed to perform in accordance with such Tiering Criteria, then he or she will be re-assigned to the appropriate tier.

    (3) The parties agree to review Tiering Criteria every six (6) months for modification, however Align shall have sole discretion over final decisions regarding Tiering Criteria and the assignments made pursuant thereto.

    (4) The Tiering Criteria will be communicated to all Dentists who have been certified to use the Invisalign System.

    Splash™ Impression Material. Align shall use commercially reasonable efforts to promote the use of Discus' Splash™ Impression Material with the Invisalign® System, provided such Splash™ Impression Material remains safe and effective for its intended use.

    *****

    Aligner Design Services. Align agrees that (1) it shall use reasonable efforts to establish a separate legal entity that is wholly-owned by Align to provide aligner design services to Dentists, and (2) Discus shall receive a commission of ***** on sales of such aligner design services to Customers during the term of this Agreement.

  DISCUS AND ALIGN JOINT RESPONSIBILITIES

    Financing Program. Align and Discus shall use reasonable efforts to develop sources of Financing for Customers for the Invisalign® Systems.

    Professional Liability Insurance Coverage. Align and Discus shall use reasonable efforts to work with insurance providers to provide and develop a Professional Liability Insurance Coverage program for Customers for treatment using the Invisalign® System.

    Patient Insurance Reimbursement. Align and Discus shall use reasonable efforts to work with dental insurance providers to allow for Patient Insurance Reimbursement.

    Panoramic Radiographs and Cephalometric Radiographs. Align and Discus, in an effort to deliver a turn-key business model for the Customers, shall use reasonable efforts to develop and/or identify a network of radiology centers that are readily available to Customers throughout the Territory, such that Customers are able to refer patients to obtain, if necessary, panoramic radiographic and cephalometric radiographic images for transmission to Align for a Design Plan.

    ***** Confidential treatment requested for redacted portion.

    Trade Advertising. Each year Align and Discus shall jointly develop Trade Advertising. Discus, with the assistance of Align, shall develop and draft a comprehensive Trade Advertising plan not later than 60 days prior to the commencement of the calendar year. At its sole expense and consistent with the Trade Advertising plan, Discus shall itself or with the assistance of one or more third party(ies): (1) develop the Trade Advertising pieces stated in the Trade Advertising plan and (2) purchase the required media time and space for the Trade Advertising stated in the Trade Advertising plan. Each Trade Advertising piece shall be shared with Align and Align shall provide comments to Discus prior to use by Discus.

    Streamlining Case Evaluation. Both Discus and Align shall use reasonable efforts to simplify and streamline the Case Evaluation process to avoid false starts by the Customers (i.e. eliminate to the extent possible the sending of information on patients for whom the Invisalign® System is not an appropriate form of treatment).

  WARRANTIES AND LIMITATION OF LIABILITY

    Align Warranty Disclaimer. EXCEPT (i) FOR THE WARRANTY MADE DIRECTLY TO CUSTOMERS OR END-USERS IN DOCUMENTATION INCLUDED WITH ALIGN'S PRODUCTS, OR (ii) AS EXPRESSLY PROVIDED OTHERWISE HEREIN, ALIGN MAKES NO WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO THE PRODUCTS OR ANY LICENSES OR SERVICES PROVIDED HEREUNDER AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF QUALITY, PERFORMANCE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOR ARE THERE ANY WARRANTIES CREATED BY COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE. DISCUS' SOLE AND EXCLUSIVE REMEDY FOR INFRINGEMENT IS PROVIDED IN SECTION X(A) HEREOF. THE FOREGOING EXCLUSIONS ARE AN ESSENTIAL PART OF THIS AGREEMENT AND FORMED THE BASIS FOR DETERMINING THE DISCUS COMMISSION AND ANY OTHER FEES TO BE PAID TO DISCUS UNDER THIS AGREEMENT.

    Discus Warranty Disclaimer. EXCEPT (i) FOR THE WARRANTY MADE DIRECTLY TO CUSTOMERS OR END-USERS IN DOCUMENTATION INCLUDED WITH DISCUS'S PRODUCTS, OR (ii) AS EXPRESSLY PROVIDED OTHERWISE HEREIN, DISCUS MAKES NO WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO THE DISCUS PRODUCTS OR ANY LICENSES OR SERVICES PROVIDED HEREUNDER AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF QUALITY, PERFORMANCE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOR ARE THERE ANY WARRANTIES CREATED BY COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE. ALIGN'S SOLE AND EXCLUSIVE REMEDY FOR INFRINGEMENT IS PROVIDED IN SECTION X(A) HEREOF. THE FOREGOING EXCLUSIONS ARE AN ESSENTIAL PART OF THIS AGREEMENT.

    LIMITATION OF LIABILITY. IN NO EVENT SHALL ALIGN BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE. EXCEPT AS MAY BE SPECIFICALLY PROVIDED FOR IN SECTION X(A), ALIGN SHALL NOT BE LIABLE TO DISCUS OR ANY OTHER PERSON OR ENTITY UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES OR LOST PROFITS, HOWEVER CAUSED, IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER OR NOT ALIGN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

    LIMITATION OF LIABILITY. IN NO EVENT SHALL DISCUS BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE. EXCEPT AS MAY BE SPECIFICALLY PROVIDED FOR IN SECTION X(A), DISCUS SHALL NOT BE LIABLE TO ALIGN OR ANY OTHER PERSON OR ENTITY UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES OR LOST PROFITS, HOWEVER CAUSED, IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER OR NOT DISCUS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

  TERMINATION AND RENEWAL RIGHTS; CHANGE OF CONTROL OF DISCUS

    Term. The term of the Agreement commences on the Effective Date and continues through December 31, 2006, unless terminated as set forth below.

    Renewal Rights. Align shall have the right to extend the term of this Agreement for an additional five years through December 31, 2011 provided that it advises the Discus of its intent to renew in writing no later than February 28, 2006. Provided that Discus has met it Minimum Annual Sales Quotas for calendar years 2004 and 2005, Discus shall have the right to extend the term of this Agreement for an additional five years through December 31, 2011 provided that it advises Align of its intent to renew in writing no later than February 28, 2006. Both parties agree that they shall use best efforts to develop Minimum Sales Quotas for each of the five (5) years during the renewal term, each of which Minimum Sales Quotas the parties agree shall cover a calendar year. If by March 31, 2006, the parties are still unable to reach agreement on Minimum Sales Quotas for any of the five years of the renewal term, Discus and Align shall each appoint a non-employee director of its respective company to negotiate Minimum Sales Quotas for the renewal term. If the appointees are unable to reach an agreement by May 31, 2006, then the following terms shall apply:

    (1) The Minimum Sales Quotas for each calendar year during the renewal period shall increase from the previous calendar year's Minimum Sales Quota by fifteen percent (15%); or

    (2) Discus shall have an option, exercisable until June 30, 2006, to sell back all of its rights under this Agreement for a payment equal to three (3) multiplied by the total Discus Commissions earned by Discus during the twelve (12) month period beginning on July 1, 2005 and ending on June 30, 2006. Align shall make such payment in five equal installments of twenty percent (20%), each of which shall be paid no later than the following dates: September 30, 2006, October 31, 2006, November 30, 2006, December 31, 2006 and January 31, 2007.

    Right of Discus to Terminate Agreement for Convenience. Discus shall have the right to terminate this Agreement at any time and for any reason upon one hundred eighty (180) days prior written notice to Align. Should another manufacturer, supplier, or provider of orthodontic appliances at anytime offer a product or system which includes multiple, pre-manufactured, removable orthodontic appliances and which represents a disruptive technology which significantly reduces present and/or anticipated future sales of Product, then Discus shall have the right to terminate this Agreement upon ninety (90) days written notice to Align.

    Right of Align to Terminate Agreement for Discus Failure to Meet Minimum Sales Quota.

    (1) Align's Termination Rights.

    Except as expressly provided otherwise below, Align shall have the right to give written notice of termination of this Agreement to Discus within forty-five (45) days after the end of any sales period set forth below where Discus has failed to meet the following minimum sales quotas (each, a "Minimum Sales Quota"). In the event Align provides such termination notice, Align shall have the right to set the effective date of such termination to be any date within 180 days after the date of such termination notice. In the event that Align does not provide such notice or terminate this Agreement within the time periods provided, Align shall be deemed to have waived its termination rights with respect to that particular sales period although such waiver shall not affect Align's termination rights with respect to future sales periods.

      The Minimum Sales Quota for the sales period extending from the execution of this Agreement through the end of March 2002 shall be *****

      The Minimum Sales Quota for the sales period extending from April 1, 2002 through June 30, 2002 shall be *****.

      The Minimum Sales Quota for the last six (6) months of calendar year 2002 shall be *****.

      The Minimum Sales Quota for the first six (6) months of calendar year 2003 shall be *****.

      The Minimum Sales Quotas for the last six (6) months of calendar year 2003 shall be *****.

      The Minimum Sales Quota for the calendar year 2004 shall be *****.

      The Minimum Sales Quota for the calendar year 2005 shall be *****.

      The Minimum Sales Quota for the calendar year 2006, shall be *****

    2. Exceptions to Align's Termination Rights.

    Align's termination rights under this subsection (D) shall be subject to following:

    ***** Confidential treatment requested for redacted portion.

    (a) Align shall not have the right to terminate in any sales period if the cumulative sales for that sales period when combined with the sales during the immediately preceding two (2) sales periods meet or exceed the combined Minimum Sales Quotas for the three (3) sales periods.

    (b) In addition, in the event that Discus meets eighty percent (80%) of any particular Minimum Sales Quota, Discus shall have one-half (1/2) of the following sales period (the "Cure Period") to achieve thirty-five percent (35%) of the Minimum Sales Quota for the Cure Period, in which case Align shall not have the right to terminate this Agreement for Discus' failure to meet the Minimum Sales Quota for the sales period immediately preceding the Cure Period. However, if Discus fails to achieve thirty-five percent (35%) of the Minimum Sales Quota during the Cure Period, Align shall have the right to (a) give written notice of termination of this Agreement to Discus within forty-five (45) days after the end of such Cure Period, and (b) set the effective date of such termination to be any date within 180 days after the date of such termination notice. In the event that Align does not provide such notice or terminate this Agreement within the time periods provided, Align shall be deemed to have waived its rights with respect to that particular sales period and Cure Period although such waiver shall not affect Align's rights with respect to future sales periods or Cure Periods.

    (c) In the event Discus achieves at least sixty percent (60%) of the Minimum Sales Quota for such sales period and Align then elects to terminate this Agreement at the end of such sales period (the "Final Sales Period") or following the failure to cure as provided for in the preceding section, then Align will pay Discus the following amounts for all orders received from Non-Orthodontic Dentists who (i) have submitted an order for at least one case prior to the effective date of any termination of this Agreement under this Section (D), and (ii) either paid for such order prior to or within ninety (90) days of the effective date of any termination of this Agreement under this Section (D)(X) fifty percent (50%) of the Discus Commission for all orders received from such Non-Orthodontic Dentists in the next twelve (12) month period immediately following the Final Sales Period; (Y) thirty-three percent (33%) of the Discus Commission for all orders received from such Non-Orthodontic Dentists in the second twelve (12) month period following the Final Sales Period; and (Z) twenty percent (20%) of the Discus Commission for all orders received from such Non-Orthodontic Dentists in the third twelve (12) month period following the Final Sales Period.

    Align's Right to Terminate Agreement for Convenience. At any time after December 31, 2003, Align has the right, upon sixty (60) days' notice to Discus, to terminate this Agreement by paying to Discus an amount equal to five times Discus's past twelve month's revenue calculated based on the "Discus Commission" that Discus received in the twelve (12) months ending at the end of the month immediately prior to such termination.

    Mutual Right to Terminate for Cause. If either party is in default in the performance of any material provision of this Agreement, then the non-defaulting party shall have the right to terminate this Agreement by giving written notice to the defaulting party which termination shall become effective thirty (30) days after receipt by the defaulting party unless the defaulting party cures the breach within such thirty (30) day period.

    Mutual Right to Terminate for Insolvency. At the discretion of the non-insolvent party, this Agreement shall terminate immediately upon notice to the other party (1) upon the institution by or against such other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of such party's debts, (2) upon such party making an assignment for the benefit of its creditors, or (3) upon such party's dissolution or ceasing to do business.

(H) Effect of a Change of Control of Discus.

1. Definitions. For purposes of this Section VIII(H), the following terms shall have the meanings specified:

(a) The term "Excess Sales Quota Percentage" for any period of time shall mean the percentage derived from the following calculation: (i) the Product Sales for such period of time calculated on an annualized basis (e.g., multiplied by the number two (2) if the period of time is six (6) months or two calendar quarters, and multiplied by four (4) if the period of time is three (3) months or one (1) calendar quarter); minus (ii) the applicable Original Annual Minimum Sales Quota; divided by (iii) the applicable Original Annual Minimum Sales Quota.

(b) The term "Original Minimum Annual Sales Quota" shall mean: (i) ***** in the case of calendar year 2002; (ii) ***** in the case of calendar year 2003; (iii) ***** in the case of calendar year 2004; (iv) ***** in the case of calendar year 2005; and (v) *****.

2. (H) Effect of a Change of Control of Discus.

1. Definitions. For purposes of this Section VIII(H), the following terms shall have the meanings specified:

(a) The term "Excess Sales Quota Percentage" for any period of time shall mean the percentage derived from the following calculation: (i) the Product Sales for such period of time calculated on an annualized basis (e.g., multiplied by the number two (2) if the period of time is six (6) months or two calendar quarters, and multiplied by four (4) if the period of time is three (3) months or one (1) calendar quarter); minus (ii) the applicable Original Annual Minimum Sales Quota; divided by (iii) the applicable Original Annual Minimum Sales Quota.

(b) The term "Original Minimum Annual Sales Quota" shall mean: (i) ***** in the case of calendar year 2002; (ii) *****in the case of calendar year 2003; (iii) ***** in the case of calendar year 2004; (iv) ***** in the case of calendar year 2005; and (v) ***** in the case of calendar year 2006.

2. Effect of a Change of Control of Discus. A Change of Control of Discus (as defined in Section I(F) above) shall have the following effects:

(a) Effective the first day of the first full calendar quarter following the effective date of the Change of Control of Discus, the Minimum Sales Quotas set forth in Section (VIII)(D)(1) above shall become quarterly Minimum Sales Quotas which shall be calculated as follows.

(i) The Minimum Sales Quota for the first quarter of any calendar year during the remaining term of this Agreement shall be equal to the applicable Original Annual Minimum Sales Quota multiplied by the higher of (X) 18%, or (Y) the Excess Sales Quota Percentage for the prior six (6) months.

***** Confidential treatment requested for redacted portion.

(ii) The Minimum Sales Quota for the second quarter of any calendar year during the remaining term of this Agreement shall be equal to the applicable Original Minimum Annual Sales Quota, multiplied by the higher of (X) 22%, or (Y) the average of (I) the Excess Sales Quota Percentage the prior three (3) months (i.e., the just-ended first quarter in such calendar year), and (II) the Excess Sales Quota Percentage for the prior fourth, fifth and six months (i.e., the fourth quarter from the immediately preceding calendar year).

(iii) The Minimum Sales Quota for the third quarter of any calendar year during the remaining term of this Agreement shall be equal to the applicable Original Minimum Annual Sales Quota, multiplied by the higher of (X) 28%, or (Y) the Excess Sales Quota Percentage for the prior six (6) months.
    The Minimum Sales Quota for the forth quarter of any calendar year during the remaining term of this Agreement shall be equal to the applicable Original Minimum Annual Sales Quota, multiplied by the higher of (X) 32%, and (Y) the Excess Sales Quota Percentage for the prior six (6) months.
    EXAMPLES:
    *****

(b) Section VIII(D)(2)(c) shall terminate in its entirety.

    Return of Materials. All instructional, promotional, advertising, and similar materials, as well as all customer database(s) developed jointly or solely by either party for performance hereunder, as well as Intellectual Property Rights or other data (including customer databases), photographs, samples, literature, and sales aids of every kind developed hereunder shall, to the extent that they are Align's property, remain the property of Align. Additionally, upon termination, any and all copyrights which may have been obtained by Discus on Invisalign® promotional materials shall be assigned to Align. Within thirty (30) days after the termination of this Agreement, Discus shall ship all such items in Discus's possession or under Discus's control, as well as any records, files or other information related to patients of Customers, to Align, as Align may direct, at Align's expense. Discus shall not make, use, dispose of or retain any copies of any confidential items or information which may have been entrusted by Align to Discus or any records, files or other information related to patients of Customers. Effective upon the termination of this Agreement, Discus shall cease to use all of Align's Intellectual Property Rights.

    Limitation on Liability. In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other due to such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Align or Discus. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

    ***** Confidential treatment requested for redacted portion.

    Post-Termination Use of Materials. After termination of this Agreement, Discus shall not use any signs, equipment, advertising matter or material that refer to or are related to Align and shall not act or omit to act in any way that may indicate or suggest a relationship with Align and shall immediately return to Align all Align's property, promotional material, and proprietary information.

    Non-Competition. Should this Agreement be terminated by either party for any reason, Discus agrees that for a period of eighteen (18) months following such termination, neither Discus nor any Affiliate of Discus, shall, without Align's prior written consent, distribute, sell, promote or market in the Territory any lines or products that directly compete with clear polymeric shell appliance systems used to reposition teeth. NOTWITHSTANDING ANY CONTRARY PROVISION CONTAINED HEREIN, IN THE EVENT OF A BREACH OF THE FOREGOING COVENANT BY DISCUS, AN AMOUNT EQUAL TO THE DISCUS COMMISSIONS EARNED BY DISCUS IN THE LAST TWELVE MONTHS OF THE TERM OF THE AGREEMENT SHALL BE PAID BY DISCUS TO ALIGN AS LIQUIDATED DAMAGES. BECAUSE ALIGN'S UP-FRONT AND ONGOING COSTS RELATED TO THIS AGREEMENT TO INTRODUCE A NEW AND UNIQUE PRODUCT TO NON-ORTHODONTIC DENTISTS IN THE TERRITORY AND TO THE MARKETING RIGHTS GRANTED TO DISCUS IN CONNECTION THEREWITH ARE SUBSTANTIAL, INCLUDING WITHOUT LIMITATION, COSTS RELATED TO THE FOLLOWING: (i) ALIGN'S SALES, MARKETING AND DISTRIBUTION SUPPORT AND TECHNICAL TRAINING FOR DISCUS, (ii) ALIGN'S CONSUMER ADVERTISING DEVELOPMENT OBLIGATIONS, (iii) ALIGN'S CONSUMER ADVERTISING SPENDING COMMITMENTS SET FORTH IN SECTION V(J), AND (iv) ALIGN'S VARIOUS OTHER OBLIGATIONS SET FORTH HEREIN, THE PARTIES ACKNOWLEDGE THAT ALIGN'S ACTUAL DAMAGES IN THE EVENT OF SUCH A BREACH BY DISCUS WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR SIGNATURES BELOW, THE PARTIES ACKNOWLEDGE THAT THE LIQUIDATED DAMAGES AMOUNT HAS BEEN AGREED ON, AFTER NEGOTIATION AS THE PARTIES' REASONABLE ESTIMATE OF ALIGN'S DAMAGES AND AS ALIGN'S EXCLUSIVE REMEDY AGAINST DISCUS IN THE EVENT OF A BREACH OF THIS SECTION VIII(K) BY DISCUS. IN THE EVENT DISCUS SHOULD CHALLENGE THE APPLICABILITY OR EFFICACY OF THIS PROVISION OR IF THIS PROVISION SHOULD BE HELD TO BE VOID OR UNENFORCEABLE FOR ANY REASON, ALIGN SHALL BE ENTITLED TO ANY AND ALL OTHER DAMAGES AND REMEDIES OTHERWISE PROVIDED AT LAW.

ALIGN'S INITIALS _________ DISCUS' INITIALS ____________

  WARRANTIES AND REPRESENTATIONS

    Align Representations. Align warrants and represents that it has the authority and right to execute, enter into, and perform this Agreement and that it has no conflicting agreements which prevent it from fulfilling its responsibilities enumerated herein, provided that Discus hereby acknowledges and agrees that any resale, marketing, distribution or like agreement between Align and IASG shall not be deemed a conflicting agreement for purposes of this Section IX(A).

    Discus Representations. Discus warrants and represents that it has the authority and right to execute, enter into, and perform this Agreement and that it has no conflicting agreements which prevent it from fulfilling its responsibilities enumerated herein.

  INTERPRETATION AND ENFORCEMENT

    Indemnification. THIS INDEMINFICATION PROVISION STATES THE PARTY'S ENTIRE LIABILITY FOR INFRINGEMENT CLAIMS.

    (1) Align Indemnification for Infringement Actions. Align has the obligation to defend Discus, its officer, directors, and/or shareholders, or at Align's option to settle, and Align agrees, at Align's own expense, to defend Discus, its officer, directors, and/or shareholders, or at Align's option to settle, any third party claim, suit or proceeding brought against Discus, its officer, directors, and/or shareholders to the extent such claim, suit or proceeding alleges that use of a Product infringes on such third party's United States or Canadian Patent or United States or Canadian Trademark and Align agrees to indemnify Discus, its officer, directors, and/or shareholders against any and all damages, costs and expenses (including legal fees) that a court awards in a final judgment against Discus under any such claim or action. The foregoing obligation of Align does not apply with respect to Product or portions or components thereof (a) that are not supplied by Align, (b) that are used in violation of this Agreement or in a manner not provided for or described in documentation accompanying the Products, (c) that are modified after shipment by Align, if the alleged infringement relates to such modification, (d) that are combined with other products, processes or materials where the alleged infringement relates to such combination, (e) with respect to which the Customer or patient continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, or (f) where use of the Product is incident to an infringement not resulting primarily from the Products. Align's obligation also shall not apply to trademark infringements involving any marking or branding not applied by Align or involving any marking or branding applied at the request of Discus. If any Product or any portion of a Product becomes, or in Align's opinion is likely to become, the subject of a claim of infringement, then Align may, at its option and expense, (i) procure for the Customer(s) the right to continue using the Product or portion of a Product, as the case may be, or (ii) replace or modify the affected Product or portion of a Product, as the case may be, so that it becomes non-infringing. If neither alternative is reasonably available, Align may terminate this Agreement.

    (2) Align Indemnification for Product Liability Actions. Align has the obligation to defend Discus, its officer, directors, and/or shareholders, or at Align's option to settle, and Align agrees, at Align's own expense, to defend Discus, its officer, directors, and/or shareholders, or at Align's option to settle, any third party claim, suit or proceeding brought against Discus, its officer, directors, and/or shareholders to the extent such claim, suit or proceeding alleges that use of any of the Products cause injury to anyone, except to the extent that the injury was caused by negligence or intentional acts of Discus. Align further agrees to indemnify Discus, its officer, directors, and shareholders against any and all damages, costs and expenses (including legal fees) that a court awards in a final judgment against Discus, its officer, directors, and/or shareholders under any such claim or action.

    (3) Discus Indemnification for Infringement Actions. Discus has the obligation to defend Align, its officer, directors, and/or shareholders, or at Discus's option to settle, and Discus agrees, at Discus's own expense, to defend Align, its officer, directors, and/or shareholders, or at Discus's option to settle, any third party claim, suit or proceeding brought against Align, its officer, directors, and/or shareholders to the extent such claim, suit or proceeding alleges that use of a Discus Product infringes on such third party's United States or Canadian Patent or United States or Canadian Trademark and Discus agrees to indemnify Align, its officer, directors, and/or shareholders against any and all damages, costs and expenses (including legal fees) that a court awards in a final judgment against Align under any such claim or action. The foregoing obligation of Discus does not apply with respect to Discus Product or portions or components thereof (a) that are not supplied by Discus, (b) that are used in violation of this Agreement or in a manner not provided for or described in documentation accompanying the Discus Products, (c) that are modified after shipment by Discus, if the alleged infringement relates to such modification, (d) that are combined with other products, processes or materials where the alleged infringement relates to such combination, (e) with respect to which the Customer or patient continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, or (f) where use of the Product is incident to an infringement not resulting primarily from the Discus Products. Discus's obligation also shall not apply to trademark infringements involving any marking or branding not applied by Discus or involving any marking or branding applied at the request of Align. If any Discus Product or any portion of a Discus Product becomes, or in Discus's opinion is likely to become, the subject of a claim of infringement, then Discus may, at its option and expense, (i) procure for the Customer(s) the right to continue using the Discus Product or portion of a Discus Product, as the case may be, or (ii) replace or modify the affected Discus Product or portion of a Discus Product, as the case may be, so that it becomes non- infringing. If neither alternative is reasonably available, Discus may terminate this Agreement.

    (4) Discus Indemnification for Product Liability Actions. Discus has the obligation to defend Align, its officer, directors, and/or shareholders, or at Discus's option to settle, and Discus agrees, at Discus's own expense, to defend Align, its officer, directors, and/or shareholders, or at Discus's option to settle, any third party claim, suit or proceeding brought against Align, its officer, directors, and/or shareholders to the extent such claim, suit or proceeding alleges that use of a Discus Product causes injury to anyone, except to the extent that the injury was caused by negligence or intentional acts of Align. Discus further agrees to indemnify Align, its officer, directors, and/or shareholders against any and all damages, costs and expenses (including legal fees) that a court awards in a final judgment against Align under any such claim or action.

    Indemnification Procedures. A party's obligations to indemnify the other party with respect to any third party claim, action or proceeding shall be conditioned upon the indemnified party: (1) providing the indemnifying party with prompt written notice of such claim, action or proceeding, (2) permitting the indemnifying party to assume and solely control the defense of such claim, action or proceeding and all related settlement negotiations, with counsel chosen by the indemnifying party, and (3) cooperating at the indemnifying party's request and expense with the defense or settlement of such claim, action or proceeding which cooperation shall include providing reasonable assistance and information. No indemnified party shall enter into any settlement agreement for which it will seek indemnification under this Agreement from the indemnifying party without the prior written consent of the indemnifying party. Nothing herein shall restrict the right of a party to participate in a claim, action or proceeding through its own counsel and at its own expense.

    Intellectual Property Rights.

    (1) Discus agrees that (a) Align owns all right, title, and interest in the product lines that include the Products and in and to all Align's Intellectual Property Rights, and (b) except as expressly provided otherwise herein, Discus shall not, by virtue of this Agreement, acquire any right, title or interest in or to any Align's Intellectual Property Right. The use by Discus of any Align's Intellectual Property Rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease.

    (2) Except as expressly provided otherwise herein, Align agrees that shall not by virtue of this Agreement, acquire any right, title or interest in or to any of Discus' Intellectual Property Rights.

    Sale Conveys no Right to Manufacture or Copy. The Products are offered for sale and are sold by Align subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the Products. Discus shall take appropriate steps with the Customers, as Align may request, to inform them of and assure compliance with the restrictions contained in this Section X(D).

    Confidentiality.

    (1) Each party acknowledges that by reason of its relationship to the other hereunder, it will have access to certain proprietary information and materials designated "proprietary" concerning the other party's business, plans, customers, technology, and products (the "Confidential Information"). Without limiting the generality of the foregoing, Align's Intellectual Property Rights shall be considered Confidential Information of Align and Discus' Intellectual Property Rights shall be considered Confidential Information of Discus. Each party agrees that it will not use in any way for its own account or the account of any third party (except for the purpose of performing its obligations under this Agreement), nor disclose to any third party, any such Confidential Information revealed to it by the other party without the express written consent of the disclosing party. Each of the parties further agrees to use the same degree of care concerning Confidential Information as it uses to protect its own confidential and proprietary technical information to prevent the unauthorized disclosure to any third party of the Confidential Information received from the disclosing party hereunder. The parties agree that they shall acquire no rights with respect to Confidential Information of the other party received hereunder. The parties agree that the Confidential Information received by a disclosing party hereunder shall not be disclosed to any third party or to any employee, officer or director of the receiving party, except to those employees, officers and directors whose responsibilities require such disclosure for purposes of performing the parties' obligations under this Agreement; provided that such employees, officers and directors have entered into confidentiality agreements with provisions substantially similar to those set forth in this Section X(E).

    (2) The obligations hereunder shall not apply to Confidential Information:

        which the receiving party can demonstrate by written records was known to the receiving party prior to the date of disclosure by the disclosing party; provided that such information was not obtained by the receiving party through disclosure by a third party receiving such information in confidence from the disclosing party;

        which is now in the public knowledge, or becomes public knowledge in the future other than by breach of this Agreement by the receiving party;

        which, as can be established by written records, is independently developed by the receiving party without benefit of Confidential Information received from the disclosing party;

        which is disclosed to the receiving party, after the date of disclosure by the disclosing party, by a third party having a right to make such disclosure;

        which is required to be disclosed by applicable law or proper legal, governmental or other competent authority or included in any filing or action taken by the receiving party to obtain government approval to market the Products; provided, however, that when permitted by the provisions of local laws, the receiving party shall use its reasonable best efforts to protect the confidentiality of such Confidential Information submitted to governmental agencies or authorities pursuant to this Agreement and provided further that, with regard to a court order or similar process, the party whose information is to be disclosed shall be notified sufficiently in advance of such requirement so that it may seek a protective order (or equivalent) with respect to such disclosure, which the other party shall fully comply with; or

        which is required to be provided to Align to support sales of Products to Customers.

    (3) Upon termination of this Agreement, the receiving party shall return to the disclosing party any tangible copies of any Confidential Information provided to it by the disclosing party hereunder, and any notes taken by employees, officers and directors of the receiving party regarding the Confidential Information disclosed to it.

    (4) The obligations of this Section X(E) shall (a) apply to Confidential Information relating to the subject matter of this Agreement disclosed during or prior to the execution hereof and (b) survive termination of this Agreement for any reason.

    (5) Neither party shall issue a press release which discusses this Agreement or the other party without text approval from the other party, which approval shall not be unreasonably withheld or delayed, except that either party may issue a press release which that party in good faith deems necessary to comply with securities or other governmental rules or requirements.

    Align Product Trademarks.

    (1) Use. Subject to subsection (F)(2) below, during the term of this Agreement, Discus shall have the right to indicate to the public that Discus is an authorized representative of the Align Product Trademarks and to advertise within the Territory such Products under the Align Product Trademarks. Discus shall not alter or remove any Align Product Trademark applied to the Products at the factory. Except as set forth in this Section X(F), nothing contained in this Agreement shall grant to Discus any right, title or interest in the Align Product Trademarks and Discus is prohibited from seeking or assisting in the registration of Align Product Trademarks on behalf of Discus or anyone other than Align.

    (2) Approval of Representations. All representations of the Align Product Trademarks that Discus intends to use shall first be submitted to Align for approval, which shall not be unreasonably withheld or delayed, of design, color, and other details or shall be exact copies of those used by Align. If any Align Product Trademarks are to be used in conjunction with another trademark on or in relation to the Products, then the Align Product Trademark shall be presented equally legibly, equally prominently, and of equal or greater size than the other but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

    (3) Further Assurances Regarding Align Product Trademarks. At no time during or after the term of this Agreement shall Discus challenge or assist others to challenge any Align Product Trademarks or the registration thereof, or use or register, or attempt to use or register, any Trademarks, marks or trade names confusingly similar to any Align Product Trademarks.

    (4) Further Assurance Regarding General Trademarks. Without in any way limiting subsection (F)(3) above, the parties hereby agree that at no time during or for a period of eighteen (18) months after the term of this Agreement shall either party challenge or assist others to challenge any Trademark of the other party or the registration thereof, or use or register, or attempt to use or register, any Trademarks, marks or trade names confusingly similar to those of the other party.

    Notices. Any notice, request, demand or other communication required or permitted to be given under this Agreement may be given by personal delivery in writing, by registered or certified mail, postage prepaid, return receipt requested, or by facsimile transfer (telefax). Notice shall be deemed complete on the date of actual receipt, or five (5) business days after mailing in the case of mailed notice. Said notices shall be mailed or delivered as follows:

    (1) In the case of Discus, to Mr. Robert Hayman, President, Discus Dental Impressions, Inc., at the address set forth in Recital I(C) hereof, or by Facsimile at (310) 845- 1513, or to such other person or address as Discus may from time to time furnish to Align.

    (2) In the case of Align to, Mr. Zia Chishti, Chief Executive Officer, Align Technology, Inc., at the address set forth in Recital I(A) hereof, or by Facsimile at (408) 727- 1393, or to such other person or address as Align may from time to time furnish to Discus.

    Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

    Assignment. This Agreement constitutes a personal contract and neither Align nor Discus shall be permitted to transfer or assign any rights or duties under this Agreement, or any part thereof, without the prior written consent of the other party, except that (1) Align may assign its right and duties in whole to an acquirer of all or substantially all of its equity securities, assets or product lines that are the subject of this Agreement; and (2) Discus shall have the right to assign any of its rights or duties under this Agreement to (a) either Discus Dental, Inc. or Westside Packaging, Inc., which companies the parties recognize are affiliates of Discus with one-hundred percent (100%) common ownership, or (b) subject to the provisions of Section VIII(H), an acquirer of all or substantially all of its equity securities, assets or product lines that are the subject of this Agreement.

    Force Majeure. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, war, terrorism or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the non-performing party.

    No Implied Waivers. The failure of either party at any time to require the performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, and the waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of the provision itself.

    Controlling Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California, United States of America, without reference to conflict of laws principles or statutory rules of arbitration. Subject to Section X(M) below, the federal and state courts within the State of California, United States of America shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. Discus and Align hereby expressly consents to (1) the personal jurisdiction of the federal and state courts within California, (2) service of process being effected upon either party by registered mail sent to the address set forth at the beginning of this Agreement, and (3) the uncontested enforcement of a final judgment from such court in any other jurisdiction wherein either party or any assets of either party are present.

    Arbitration and Attorneys' Fees. Any dispute, controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be submitted to and finally resolved by arbitration under and in accordance with the commercial rules of the American Arbitration Association, which shall administer the arbitration and act as appointing authority. The arbitration shall take place in San Jose, California, and shall be the exclusive forum for resolving such dispute, controversy or claim. The decision of the arbitrators shall be executory, final and binding upon the parties hereto and judgment upon the award in the arbitration may be entered in any court having jurisdiction thereof. The expense of the arbitration (including, without limitation, the awarding of attorneys' fees to the prevailing party) shall be paid as the arbitrator determines.

    Severability. If any provision of this Agreement is or becomes or is held to be invalid or unenforceable, such provision shall be deemed amended to the narrowest extent necessary to conform to applicable laws so as to remain valid and enforceable or, if it cannot be so amended without materially altering the intentions of the parties hereto, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

    No Third Party Rights. Except the right to indemnify the officers, directors, and shareholders of each company as provided for in Sections X(A)(1) and X(A)(2), nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto.

    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

    Binding Effect. A mutually agreed consideration for Align's entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by Discus under Discus's present ownership, and, accordingly, subject to Section X(I) Discus agrees that Discus's rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of Align. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

    Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

    Construction. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa

    Survival. Except to the extent expressly provided to the contrary in this Agreement, any rights to accrued payments, any right of action for breach of the Agreement prior to termination, and the following provisions shall survive the termination of this Agreement: Sections I (as applicable), II(F), II(G), III(B), IV(I), IV(J), VII in its entirety, VIII(B)(2) (in accordance with its terms), VIII(D)(c), VIII(E), VIII(I), VIII(J), VIII(K), VIII(L), IX in its entirety, X(A)-(E), X(F)(3) and X(G)-(T).

    EXECUTED on the date first above written.

    /S/ Robert Hayman

    Robert Hayman

    President & Chief Executive Officer

    Discus Dental Impressions, Inc.

    /S/ Zia Chishti

    Zia Chishti

    Chief Executive Officer

    Align Technology, Inc.

    EXHIBIT A

    LIST OF PRODUCTS, SERVICES AND PRICES

    EXHIBIT A

    LIST OF PRODUCTS, SERVICES AND PRICES

    *****

    Notes:

      ***** Confidential treatment requested for redacted portion.

      Case Set-up includes all processing through ClinCheck®.

      3:3 submission option must be indicated on the Design Plan form.

      Covers the costs associated with one (1) case refinement, if necessary.

      Not available with 3:3 submission option.

      Required if patient undergoes significant dental work or trauma during the course of treatment, or if the patient does not comply with device instructions.

      Includes up to 5 sets of additional aligners after the final stage. If case is not completed within 5 stages of the final aligner stage, additional aligners will be billed as a Mid-Course Correction.

      Add shipping charge. For U.S. domestic shipping, add $15.00 for each shipment. For international shipping, including Canada and Mexico, add $25.00 for each shipment. Any duties and taxes will be paid by the consignee or an agent appointed by the consignee.